UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2014

Stockbridge/SBE Investment Company, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55258

Delaware	45-5141749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2535 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

415-658-3300

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, Scott Kreeger was appointed as acting President and Chief Operating Officer of SLS Las Vegas Hotel and Casino (“SLS Las Vegas”), which is owned by the Stockbridge/SBE Investment Company, LLC (the “Company”). Mr. Kreeger will become President and Chief Operating Officer effective upon the departure of the current President and Chief Operating Officer of the SLS Las Vegas, Robert L. Oseland, II, expected to occur by the end of 2014. Mr. Oseland informed the SLS Las Vegas of his resignation in order to pursue other opportunities.

Mr. Kreeger, age 49, began his career in the gaming industry with MGM/Mirage in 1991, where he served as the director of slot operations and marketing. From 2001 to 2013, Mr. Kreeger served in several roles at Station Casinos / Fertitta Entertainment including: president of several of their flagship properties, vice president, senior vice president of corporate operations, CMO and CIO. While focused on the integration of technology, content and guest experience, Mr. Kreeger oversaw marketing, CRM, digital and IT for Station Casinos’ 18 casinos. Most recently, Mr. Kreeger served as chief operating officer of Revel Casino resort from 2013 to 2014. Mr. Kreeger received his B.S. in Hotel Management from the University of Nevada in 1991.

On October 27, 2014, SB Gaming, LLC (“SB Gaming”), a wholly-owned subsidiary of Stockbridge/SBE Holdings, LLC (“Holdings”), which is a wholly-owned subsidiary of the Company, and SBEHG Las Vegas I, LLC (together with SB Gaming, the “Employer”) entered into an employment agreement with Mr. Kreeger (the “Employment Agreement”), pursuant to which Mr. Kreeger will initially have the title of Executive Vice President of the SLS Las Vegas and will become President and Chief Operating Officer upon the departure of Mr. Oseland. The term of the Employment Agreement will commence on November 1, 2014 and continue through December 31, 2016, subject to an automatic one-year extension under certain circumstances.

Mr. Kreeger will be entitled to an annual base salary, an annual incentive bonus award and other benefits as described in the Employment Agreement. Mr. Kreeger will also be subject to certain restrictive covenants upon the termination of employment.

Mr. Kreeger does not have any family relationship with any of the directors and executive officers of the Company. There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stockbridge/SBE Investment Company, LLC

October 30, 2014	By:	/s/ Gabriel Frumusanu
Gabriel Frumusanu
Vice President of Finance (Principal Financial Officer)